 EXHIBIT 10.1
STANDARD PACIFIC CORP.
STANDARD TERMS AND CONDITIONS FOR
CAPPED STOCK APPRECIATION RIGHTS
2008 EQUITY INCENTIVE PLAN

SECTION 1 - TERMS OF STOCK APPRECIATION RIGHT

STANDARD PACIFIC CORP., a Delaware corporation (the “Company”), has granted to the individual (the "Recipient") named in the Term Sheet provided to the Recipient herewith (the “Term Sheet”) a Stock Appreciation Right (the "SAR") that entitles the Recipient to receive the amount, if any (subject to the Appreciation Cap set forth in the Term Sheet), by which the fair market value of the Company's Common Stock, $0.01 par value per share (the “Common Stock”) on the date of exercise exceeds the Exercise Price Per SAR (the "Exercise Price") set forth in the Term Sheet, upon the other terms and subject to the conditions set forth in the Term Sheet, these Standard Terms and Conditions, and the Company's 2008 Equity Incentive Plan (the “Plan”).

SECTION 2 - EXERCISE OF SAR AND TERM OF SAR

The Exercise Price of the SAR is set forth in the Term Sheet.  Except as otherwise provided in these Standard Terms and Conditions and the Plan, the SAR shall be exercisable only if the Recipient is an employee of the Company on the date that the SAR becomes vested, as set forth in the Term Sheet and these Standard Terms and Conditions.  To the extent not previously exercised, and subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the SAR shall be fully exercisable on and after it becomes vested, as described in the Term Sheet and these Standard Terms and Conditions.  Notwithstanding anything to the contrary in these Standard Terms and Conditions, no part of the SAR may be exercised after five (5) years from the Grant Date set forth in the Term Sheet.

To exercise the SAR (or any part thereof), the Recipient shall utilize the process established by the Company's external equity plan administrator, Charles Schwab & Co., Inc., either online through Schwab Equity Award Center ™ (http://equityawardcenter.schwab.com), via telephone at 1-800-654-2593, or by visiting a Charles Schwab & Co., Inc. branch office.  Fractional shares may not be exercised.  Shares of Common Stock will be issued as soon as practical after exercise.

Notwithstanding the forgoing, the Company shall not be obligated to deliver any shares of Common Stock during any period when the Company determines that the exercisability of the SAR or the delivery of shares hereunder would violate any federal, state or other applicable laws, or any contractual obligations of the Company.

SECTION 3 - TERMINATION OF EMPLOYMENT

A.
Death or Total and Permanent Disability.  If the Recipient's employment with the Company terminates as a result of the death or Total and Permanent Disablement (defined in the Plan) of the Recipient, then any part of the SAR that is unexercisable as of such termination date shall immediately vest.  The Recipient shall not be deemed to have a Total and Permanent Disablement unless proof of the existence thereof is furnished to the Company in such form and manner, and at such times, as the Company may require.  The determination of the Company as to an individual's Total and Permanent Disablement shall be conclusive on all of the parties. The SAR shall be exercisable by the Recipient (or in the case of termination due to death, by the Recipient's estate, heir or beneficiary) until and shall expire upon the earlier of (A) six (6) months following the date of the termination of Recipient’s employment and (B) the Expiration Date of the SAR (as set forth in the Term Sheet).  If Recipient shall not have exercised the SAR as of the date the SAR will expire, the Company shall automatically exercise the SAR on Recipient’s behalf if the fair market value of the Company’s common stock exceeds the exercise price per SAR on such date.
B.
Termination for Any Reason Other than Death/Disability.  If the Recipient’s employment with the Company is terminated for any reason other than the death or Total and Permanent Disablement of Recipient, then any portion of the SAR that was unexercisable as of the date of such termination shall not vest, shall remain unexercisable and shall terminate as of the date of the termination of the Recipient’s employment.  Any part of the SAR that is exercisable as of the termination date shall be exercisable by the Recipient until and shall expire upon the earlier of (A) the Expiration Date of the SAR (as set forth in the Term Sheet) and (B) (x) thirty (30) days following the date of termination of the Recipient's employment if Recipient’s employment is terminated by the Company for cause, (y) ninety (90) days following the date of termination of the Recipient's employment if Recipient terminates his or her employment with the Company, and (z) six (6) months following the date of termination of the Recipient's employment if Recipient’s employment is terminated by the Company for any reason other than cause.

SECTION 4 - RESTRICTIONS ON RESALES OF SHARES

The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Recipient or other subsequent transfers by the Recipient of any shares of Common Stock issued as a result of the exercise of the SAR, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by the Recipient and other stockholders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.  The Recipient hereby acknowledges that, to the extent he or she is an "affiliate" of the Company (as that term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended) or to the extent that the shares of Common Stock underlying the SAR have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, the shares of Common Stock are subject to, and the certificates representing the shares of Common Stock shall be legended to reflect, certain trading restrictions under applicable securities laws (including particularly the Securities and Exchange Commission's Rule 144), and the Recipient hereby agrees to comply with all such restrictions and to execute such documents or take such other actions as the Company may require in connection with such restrictions.

SECTION 5 - INCOME TAXES WITHHOLDING

The Company shall not be obligated to issue any shares of Common Stock pursuant to the exercise of the SAR until the Recipient has satisfied in full any and all taxes and tax withholding requirements as may be applicable.  Such taxes may be paid by cash or certified cashiers' check or by such other forms of consideration as the Committee in its discretion shall specify.  The Committee may, in its discretion, make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the issuance or exercise of the SAR including, but not limited to, deducting the amount of any such withholding taxes from any amount then or thereafter payable to the Recipient (but only to the extent of the minimum amount that must be withheld to comply with applicable state, federal and local income, employment and wage tax laws).

SECTION 6 - NON-TRANSFERABILITY OF SAR

Unless otherwise provided in the Term Sheet or by amendment to the Term Sheet, the Recipient may not assign or transfer the SAR to anyone other than by will or the laws of descent and distribution.  The Company may cancel the Recipient’s SAR if the Recipient attempts to assign or transfer it in a manner inconsistent with this Section 6.

SECTION 7 - DISPUTES

Any disagreement concerning the Recipient’s SAR shall be finally and conclusively determined as provided in the Plan.

SECTION 8 - THE PLAN AND OTHER AGREEMENTS

The provisions of the Plan are incorporated into these Standard Terms and Conditions by this reference.  Certain capitalized terms not otherwise defined herein are defined in the Plan. The Term Sheet, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Recipient and the Company regarding the SAR.  Any prior agreements, commitments or negotiations concerning the Shares are superseded, except for written change in control, severance protection, or similar agreements that provide for the acceleration of the vesting of equity awards.

SECTION 9 - NO INTEREST IN SHARES SUBJECT TO SAR

Neither the Recipient (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Recipient shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan and subject to the Term Sheet or these Standard Terms and Conditions except as to such shares of Common Stock, if any, as shall have been issued to such person upon exercise of the SAR or any part of it.

SECTION 10 - NOT A CONTRACT FOR EMPLOYMENT

Nothing in the Plan, in the Term Sheet, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall (a) confer upon the Recipient any right to continue in the employ of the Company or any of its subsidiaries, (b) affect the right of the Company and each of its subsidiaries to terminate the employment of the Recipient, with or without cause, or (c) confer upon the Recipient and right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the SAR under the Plan.  The Recipient hereby acknowledges and agrees that the Company and each of its subsidiaries may terminate the employment of the Recipient at any time and for any reason, or for no reason, unless the Recipient and the Company or such subsidiary are parties to a written employment agreement that expressly provides otherwise.

SECTION 11 - NOTICES

All notices, requests, demands and other communications pursuant to these Standard Terms and Conditions shall be in writing and shall be deemed to have been duly given if personally delivered, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

If to the Company to:           Standard Pacific Corp.
15360 Barranca Parkway
Irvine, California 92618-2215
Attn.: Secretary

If to the Recipient, to the address for such Recipient on file with the Company.

SECTION 12 - SEPARABILITY

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

SECTION 13 - HEADINGS

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

SECTION 14 - FURTHER ASSURANCES

Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of these Standard Terms and Conditions.

SECTION 15 - BINDING EFFECT

These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.